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                                                                     EXHIBIT 3.4

                            AMENDED DESIGNATION OF
                                PREFERRED STOCK

     1.   The name of the corporation is Rushmore Financial Group, Inc.

     2. A Designation of Preferred Stock of the Company's (therein called Rushmore Capital Corporation) Series A Preferred Stock was filed on October 3, 1991, authorizing the issuance of 1,700 shares of Series A Preferred Stock and designating the rights and preferences thereof.

     3. The authorized shares of Series A Preferred Stock have been increased from 1,700 to 15,000.

     4. The date of adoption and ratification of such change is February 9, 1998, and the adoption was made by all necessary corporate action on behalf of the corporation.

     Dated: February 9, 1998

                                       RUSHMORE FINANCIAL GROUP, INC.


                                       By: /s/ DEWEY M. MOORE, JR.
                                           ------------------------------------
                                           Dewey M. Moore, Jr., President


                                       By: /s/ JIM W. CLARK
                                           ------------------------------------
                                           Jim W. Clark, Secretary
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                           UNANIMOUS CONSENT OF THE
                             BOARD OF DIRECTORS OF
                        RUSHMORE FINANCIAL GROUP, INC.

                               February 9, 1998


        The undersigned constituting all the members of the Board of Directors of Rushmore Financial Group, Inc., have taken the following corporate action without a meeting, pursuant to the provisions of Article 9.10B of the Texas Business Corporation Act:

        RESOLVED, that the designation and filing of the authorization for issuance of the Corporation's Series A Preferred Stock and 9% Cumulative Preferred Stock are hereby approved and ratified; and

        RESOLVED FURTHER, that the officers shall file a Designation of the Rights and Preferences of the 9% Cumulative Preferred Stock authorizing a total of 100,000 shares to be issued thereunder; and

        RESOLVED FURTHER, that the officers shall file an Amended Declaration of the Series A Preferred Stock in order to increase the total authorized number of shares of Series A Preferred Stock from 1,700 to 15,000; and

        RESOLVED FURTHER, that all prior issuances of 9% Cumulative Preferred Stock and Series A Preferred Stock as set forth on the attached schedule, which is a true and correct list of all holders of preferred stock of the Corporation, are hereby in all respects approved and ratified; and

        RESOLVED FURTHER, that the officers of the Corporation are authorized to take all further action deemed necessary by them to authorize, ratify and affirm the issuances of the Corporation's Preferred Stock.

        EXECUTED as of the date above written.


                                       /s/ D.M. MOORE, JR.
                                       -----------------------------------------
                                       D.M. Moore, Jr.

                                       /s/ JIM W. CLARK
                                       -----------------------------------------
                                       Jim. W. Clark

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                                       /s/ F.E. MOWREY
                                       ----------------------------------------
                                       F.E. Mowrey


                                       /s/ TIMOTHY J. GARDINER
                                       ----------------------------------------
                                       Timothy J. Gardiner

                                       /s/ H. GARY CURRY
                                       ----------------------------------------
                                       H. Gary Curry

                                       /s/ MARK S. ADLER
                                       ----------------------------------------
                                       Mark S. Adler

                                       /s/ HARLAN T. CARDWELL, III
                                       ----------------------------------------
                                       Harlan T. Cardwell, III